Exhibit 10.23

MORTGAGE AND SECURITY AGREEMENT

KNOW ALL MEN BY THESE PRESENTS, that FLOTATION TECHNOLOGIES, INC., a Maine corporation having a mailing address of 20 Morin Street, Biddeford, Maine 04005, (the "Grantor"), in consideration of One Dollar ($1.00) and other valuable consideration paid by TD BANK, N.A. a corporation organized under the laws of the United States of America with a place of business at One Portland Square, Portland, Maine, and a mailing address of P.O. Box 9540, Portland, Maine 04112-9540 (the "Grantee"), the receipt whereof is hereby acknowledged, does hereby give, grant, bargain, sell and convey unto TD BANK, N.A., its successors and assigns, forever, to secure the Obligations as defined below, the following described Premises:

Premises situated at or near 20 Morin Street, in the City of Biddeford, County of York and State of Maine, more particularly described in Schedule A attached hereto with all buildings and improvements now or hereafter situated thereon and all easements and rights appurtenant thereto, together with all building materials and supplies and all other tangible personal property intended for use in construction of buildings and other improvements on the Premises, now and hereafter owned by the Grantor and now affixed and to be affixed, or now and hereafter located upon the Premises, together with all of Grantor's right, title and interest under any contracts or agreements relating in any way to the construction of any improvements on the Premises or the marketing and/or sale of any portion of the Premises, including without limitation all construction contracts and subcontracts, design contracts, brokerage listing contracts, and all other contracts and agreements between Grantor and any of Grantor's general contractors, subcontractors, architects, engineers, brokers, consultants, material providers or other parties providing any goods or services in any connection with construction upon all or any portion of the Premises, together with all plans, specifications, drawings, surveys, engineering and all other site reports, studies, assessments and marketing materials related to the Premises, or to any portion thereof, and all governmental permits, licenses, orders and approvals of whatever nature, related in any way to all or any portion of the Premises, whether received by Grantor or applied for and not yet received or not yet applied for, together with all profits, proceeds, payments, sums of money and accounts, including without limitation, earnest money deposits, accounts receivable, contract rights, intangibles, notes, drafts, acceptances, and all other evidences of receivables, and all rights of Grantor now or hereafter acquired or earned by Grantor under contracts for the sale of any interests in any real estate forming all or any portion of the Premises, together with all contracts, agreements, contract rights and general intangibles related thereto now or hereafter acquired by Grantor as aforesaid provided that nothing contained herein shall obligate Grantee to perform any obligations of Grantor under such contracts, agreements, permits, licenses, orders or approvals, all of which the Grantor hereby agrees to perform well and punctually.

The Grantor also conveys and grants hereby to the Grantee the following articles of personal property now or hereafter situated on or within the Premises, buildings and improvements, or used in connection therewith: All plumbing, heating, lighting, refrigerating, ventilating and air conditioning apparatus and equipment, garbage incinerators and receptacles, elevators and elevator machinery, boilers, tanks, motors, sprinkler and fire extinguishing systems, door bell and alarm systems, screens, awnings, screen doors, storm and other detachable windows and doors, mantels, built-in cases, counters, and all other equipment, machinery, furniture and furnishings, fixtures and articles of personal property now or hereafter owned by Grantor and now or hereafter affixed to, placed upon or used in connection with the operation of said real estate, buildings and improvements, for business and commercial purposes generally, and all other purposes, together with cash proceeds and non-cash proceeds of all of the foregoing, all of which are covered by this mortgage, whether or not such property is subject to prior conditional sales agreements, leases, chattel mortgages or other liens.

The said real estate, buildings, improvements and the foregoing equipment, machinery, furniture, furnishings, fixtures and personal property are hereinafter referred to collectively as the "Premises".  This Mortgage and Security Agreement as it may be affected by any amendments, subordinations, partial releases or supplemental mortgages hereafter executed by or accepted by Grantee is hereinafter referred to as the "Mortgage".

As further security for payment of the Obligations, Grantor hereby grants, transfers, sets over, conveys and assigns to Grantee:

a.    All conditional sales agreements, leases and use agreements of machinery, equipment and other personal property of Grantor in the categories hereinabove set forth under which Grantor is the purchaser or lessee of, or entitled to use, such items, and Grantor agrees to execute and deliver to Grantee specific separate assignments thereof to Grantee upon terms satisfactory to Grantee, when requested by Grantee; and nothing herein shall obligate Grantee to perform any obligations of Grantor under such leases or agreements, unless it so chooses, which obligations Grantor hereby covenants and agrees to perform well and punctually.  If the lien of this Mortgage on any fixtures or personal property be subject to a conditional sales agreement or chattel mortgage or lease covering such property, then all the right, title and interest of the Grantor in and to any and all deposits made thereon or therefor are hereby assigned to Grantee, together with the benefit of any payments now or hereafter made thereon.

b.    All leases and tenancies of the Premises and all Grantor's rights and interests as the lessor or landlord under any and all written or oral such leases and tenancies, whether such leases or tenancies now exist or are hereafter created, including rents, profits, revenues, royalties, bonuses, rights and benefits under any and all leases or tenancies now existing or hereafter created of the Premises or any part thereof, with the right to receive and apply the same to said indebtedness, and Grantee may demand, sue for and recover such payments, but shall not be required to do so; provided, however, that so long as Grantor is not in default hereunder, the right to receive and retain such rents, issues and profits is reserved to Grantor.  To carry out the foregoing, Grantor agrees (1) to execute and deliver to Grantee such conditional assignments of leases and rents applicable to the mortgaged Premises as the Grantee may from time to time request, while this mortgage and the debt secured hereby are outstanding, which assignments shall be upon terms satisfactory to Grantee, and further (2) not to anticipate or collect any of the rentals or income under any such leases or tenancies more than thirty (30) days in advance of the time the same shall become due, and not to cancel, accept a surrender of, reduce any rentals under, or modify any such leases or tenancies, or consent to an assignment or subletting thereof, in whole or in part, without Grantee's prior written consent.  Nothing herein shall obligate the Grantee to perform the duties of the Grantor as landlord or lessor under any such leases or tenancies, which duties Grantor hereby covenants and agrees to perform well and punctually.

c.    All judgments, awards of damages and settlements hereafter made as a result or in lieu of any taking of the Premises or any interest thereon or part thereof under the power of eminent domain, or for any damage (whether caused by such taking, any casualty or otherwise) to the Premises or the improvements thereon or any part thereof, including any award for change of grade of streets.  Grantee may apply all such sums or any part thereof so received on the indebtedness secured hereby in such manner as it elects or, at its option, the entire amount or any part thereof so received may be released.  Grantor hereby irrevocably authorizes and appoints Grantee its attorney-in-fact to collect and receive any such judgments, awards and settlements from the authorities or entities making the same, to appear in any proceeding therefor, to give receipts and acquittances therefor, and to apply the same to payment on account of the Obligations secured hereby, whether then matured or not; and the Grantor will execute and deliver to the Grantee on demand such assignments and other instruments as the Grantee may require for said purposes and will reimburse the Grantee for its cost (including reasonable counsel fees) in the collection of such judgments and settlements.

d.    All fees, charges, accounts or other payment for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities.

Receipt of rents, awards, and any other moneys or evidences thereof, pursuant to the provisions of the foregoing paragraphs a., b., c., or d., or pursuant to any other terms or provisions of this Mortgage, and any disposition of the same by Grantee shall not constitute a waiver of the right of foreclosure by Grantee in the event of default or failure of performance by Grantor hereunder, whether such receipt or disposition shall occur before or after the commencement of such foreclosure.

TO HAVE AND TO HOLD all the aforegranted and bargained Premises, property, leases, tenancies, rents and property income, contract rights, other rights, awards, intangibles, and other personal property, with all the privileges and rights appurtenant thereto (hereinafter referred to collectively as the "Security"), to Grantee, its successors and assigns, to its and their use and behoof forever; PROVIDED NEVERTHELESS, that if Grantor pays to Grantee and fully performs all of the Obligations, in accordance with all the terms and conditions of this Mortgage and the Loan Documents, then this Mortgage, shall be void, but otherwise shall remain in full force.

The term "Obligations" shall mean any and all liabilities, obligations, and indebtedness of Grantor to Grantee presently existing or hereafter arising, and whether evidenced by a writing or not and including, without limitation, obligations to pay principal, interest, costs, fees, or other charges, all obligations of Grantor to Grantee, if any, as guarantor, endorser, accommodation party or surety for the obligations of any Principal Debtor (described below), to Grantee, and any and all other obligations of performance or forbearance, all as required or regulated by applicable Loan Documents.  The term "Loan Documents" shall mean this Mortgage and any other instrument, document or agreement evidencing, securing, or governing the Obligations, whether now existing or hereafter arising, including without limitation, the documents listed below, as each such document may be amended, extended, renewed or replaced by a written instrument executed by the applicable parties:

A.	Commercial Note from Grantor to Grantee dated February 13, 2009, in the original principal amount of $2,160,000.00.

The term Loan Documents shall also include, without limitation, any promissory note, line of credit agreement, guaranty, letter of credit reimbursement agreement or other document, executed by Grantor either on or about the date hereof or in the future which states that it is or is intended to be secured by this Mortgage, including those to be secured as a future obligation pursuant to paragraph 8 below.

Grantor covenants and agrees with Grantee as follows:

1.           Estate of Grantor; Warranty Covenant.  Grantor is lawfully seized of an indefeasible estate in fee simple in the Premises, free from encumbrances, except as may specifically be noted herein, or in Schedule A attached hereto, and Grantor has good right and power, and is duly authorized, to convey the Security to Grantee to hold as aforesaid.  Grantor shall and will Warrant and Defend the Security to Grantee forever against the claims and demands of all persons, except as aforesaid.

2.           Payment of Secured Amounts.  Grantor shall pay all sums secured hereby when due and shall perform all Obligations as required by the applicable Loan Documents.

3.           Payment of Encumbrances on the Security.  Grantor shall pay, when due, all taxes and assessments of every type or nature, and any claim, lien or encumbrance which may be or may become prior to this Mortgage, made, placed, levied or assessed against the Security, or any portion thereof.

4.           Insurance.  Grantor shall keep the Premises insured against loss or damage by fire, the perils against which insurance is afforded by the Extended Coverage Endorsement, and such other risks and perils as Grantee in its discretion may require from time to time, including, without limitation, insurance against flood damage and business interruption.  The policy or policies of such insurance shall be in such form, shall contain such terms and provisions, and shall be in such amounts as Grantee may require, shall be issued by a company or companies approved by Grantee, and shall name Grantee as mortgagee with loss payable to Grantee, and shall, at the request of Grantee, provide for payment of the full replacement value of the Premises in lieu of a specified sum, which replacement value insurance shall be in an amount at all times sufficient to keep Grantor from becoming a co-insurer, which may be evidenced by any agreed amount or similar affirmative statement from any insurer.  Such policy or policies of insurance shall be delivered to Grantee by Grantor.  Grantor shall also maintain comprehensive general public liability insurance for personal injury and property damage, with contractual liability endorsement, in such amounts as Grantee may reasonably require from time to time; Grantor shall deliver the policies providing such public liability insurance for personal injury and property damage to the Grantee to be held by the Grantee, except that certificates of insurance, addressed to the Grantee, satisfactory in form and content to Grantee, evidencing such public liability insurance for personal injury and property damage may be delivered to the Grantee in lieu of the policies therefor, provided that a copy of the underlying policy is also delivered to the Grantee; the policies for such public liability, personal injury and property damage insurance shall name Grantee as an additional insured and shall be carried with such companies and shall contain such other terms and conditions as shall be satisfactory to Grantee, including an obligation upon any such insurer to notify Grantee of any cancellation of any such insurance coverage in advance thereof.  Any and all amounts received by Grantee as payee under any of such policies may be applied by Grantee to the indebtedness secured hereby in such manner as Grantee may, in its sole discretion, elect, or, at the option of Grantee, the entire amount so received or any part thereof may be released to Grantor.  Upon foreclosure of this Mortgage or other acquisition of the Premises or any part thereof by Grantee, such policies naming Grantee as payee shall become the absolute property of Grantee, but receipt of any insurance proceeds and any disposition of the same by Grantee shall not constitute a waiver of any rights of Grantee, statutory or otherwise, and specifically shall not constitute a waiver of the right of foreclosure by Grantee in the event of default or failure of performance by Grantor of any covenant or agreement contained herein or in any note secured hereby.

5.           Condition and Use of Premises.  Grantor (i) shall neither remove, demolish nor alter the design or structural character of any building or structure now or hereafter erected upon the Premises, other than such construction approved by Grantee, unless the Grantee shall first consent thereto in writing; (ii) shall maintain the Premises in good condition and repair; (iii) shall not commit or suffer waste of any Security; (iv) shall comply with all laws, ordinances, regulations, covenants, conditions and restrictions affecting the ownership, use and operation of the Security and shall not commit, suffer, or permit any violation thereof.

6.           Grantee's Right to Pay Certain Expenses.  If Grantor fails to defend diligently against, or pay, any claim, lien or encumbrance which is alleged to be prior to this Mortgage, or to defend diligently against, or pay, any tax or assessment or insurance premium when due, to keep the Premises in repair, or if the Grantor commits or permits waste of any Security, or if there be commenced any action or proceeding affecting this Mortgage or the debt secured hereby, the Security or the title thereto, or pertaining to any other mortgage or lien on the Security mortgaged hereby or any indebtedness secured thereby, then Grantee, at its option, may pay said claim, lien, encumbrance, tax, assessment or premium, with right of subrogation thereunder, may make such repairs and take such steps as it deems advisable to prevent or cure such waste, and with respect to any such action or proceeding, Grantee may appear in the action or proceeding, retain counsel therein at the expense of Grantor, and take such action therein as Grantee deems reasonably advisable, and for any one or more of the above purposes Grantee may advance such sums of money as it deems necessary.  Grantee shall have no responsibility with respect to the legality, validity or priority of any such claim, lien, encumbrance, tax, assessment, premium, action or proceeding, or with respect to the amount it deems necessary to be paid in satisfaction thereof, so long as it acts reasonably.  Grantor shall pay to Grantee, immediately upon demand therefor, all sums of money advanced or expended by Grantee pursuant to this paragraph, and all fees and charges (including reasonable attorney's fees) incurred by the Grantee incident to the loan(s) secured by this Mortgage, incident to the continued assurance of the security represented by this Mortgage, or incident to the enforcement of the obligations of the Grantor under this Mortgage, including without limitation all costs and expenses incurred by Grantee in foreclosure proceedings hereunder in the event that the Grantor obtains redemption after such proceedings have been initiated, together with interest on all such advancements, fees and charges, at the highest rate of interest per annum (including any default interest rate) required by any of the Loan Documents secured hereby; and all such sums advanced, and the interest thereon, shall be secured hereby.

7.           Default, Possession, Appointment of a Receiver, and Certain Other Default Remedies.  The occurrence of any one or more of the following events shall constitute a default hereunder: (a) the insolvency of the Grantor or any Principal Debtor, or (b) the making of any assignment for the benefit of creditors of the Grantor or any Principal Debtor, or (c) the issuance or filing of any attachment, levy, or other judicial process on or against any of the Grantor's or any Principal Debtor's assets; or (d) the appointment of a receiver, trustee or custodian for all or any portion of the property of the Grantor or any Principal Debtor; or (e) the commencement of any proceedings under any state or federal bankruptcy or insolvency law or under laws for relief of debtors, by or against the Grantor or any Principal Debtor; or (f) the occurrence of such a change in the condition or affairs (financial or otherwise) of the Grantor or any Principal Debtor as, the opinion of the Grantee, materially impairs the Security (if any) or the prospect of repayment of any amounts outstanding hereunder; or (g) the death, incompetence, dissolution, business failure (which term includes, without limitation, the cessation of normal business operations) or termination of existence of the Grantor or any Principal Debtor; or (h) the failure of the Grantor or any Principal Debtor to pay their respective debts as they mature; or (i) any representation or statement made or furnished to Grantee by or on behalf of Grantor or any Principal Debtor is false or misleading in any material respect; or (j) any default in the payment of any sums due under said Obligations when due, or default by the Grantor or any Principal Debtor in performance of any other Obligations under this Mortgage; or (k) default beyond any applicable cure period in the payment, satisfaction or performance by the Grantor or any Principal Debtor of any condition or obligation under any of the Loan Documents or under any documents executed in connection with any other obligations or liabilities of Grantor or any Principal Debtor to Grantee.  At any time after a default has occurred:

a.    Grantee is authorized at any time, without notice, in its sole discretion, to enter upon and take possession of the Premises or any part thereof, and to perform any acts Grantee deems necessary or proper to conserve the Security, and whether or not entry is made and possession is taken as aforesaid, to demand, collect and receive all rents, issues and profits thereof, including past due amounts as well as those presently or thereafter accruing.  Grantee shall (after payment of all costs and expenses incurred in connection therewith) have the right, to the fullest extent permitted by law, but shall not be obliged, to apply such rents, issues and profits received by it to any amounts secured hereby, in such order as Grantee determines.  Grantee shall be liable to account only for such rents, issues and profits actually received by Grantee; and

b.    Grantee shall be entitled to have a receiver appointed to enter and take possession of the Premises, collect the rents and profits therefrom and apply the same as the court may direct; and

c.    Grantee or the receiver may also take possession of, and for these purposes use, any and all personal property contained in the Premises and used by Grantor in the rental or leasing thereof or any part thereof.

d.    Grantee may cure any default for the account of Grantor, and, to the fullest extent permissible under law, Grantee may apply any funds credited by or due from Grantee to Grantor against the same (without any obligation first to enforce any other rights of the Grantee, including, without limitation, any rights under said Obligations or Loan Documents secured hereby or this Mortgage, or any guarantee thereof, and without prejudice to any such rights).  Without limiting the generality of the foregoing, Grantor hereby authorizes Grantee to pay all taxes, sewer use fees, water rates and assessments, with interest, costs and charges accrued thereon, which may at any time be a lien upon the Security, or any part thereof; to pay the premiums for any insurance required hereunder; to incur and pay reasonable expenses in protecting its rights hereunder and the security hereby granted; to pay any balance due under any security agreement on any fixtures and equipment included as a part of the collateral; and the payment of all amounts so incurred shall be secured hereby as fully and effectually as any other Obligation secured hereby and shall bear interest until paid at the highest applicable rate of interest then payable under the terms of any of the Loan Documents secured hereby.  To the fullest extent permissible under law, Grantee may apply to any of these purposes or to the repayment of any amounts so paid by Grantee any sums paid on any of the Obligations or this Mortgage by Grantor as interest or otherwise.

e.    Grantee shall also have such rights and remedies as may be given to Grantee in said Loan Documents, including but not limited to, the right to enter the mortgaged premises before and after any default by Grantor, make inspections, complete or cause to be completed construction thereon and to make the same tenantable or habitable for human occupancy under requirements of all laws and ordinances and the right to expend the balance of loan proceeds and additional sums, necessary in the judgment of Grantee, in order to complete such construction and make the same tenantable or habitable as aforesaid; all such additional sums so expended, with interest thereon at the highest rate of interest per annum that is required by any of the Loan Documents, shall be fully secured hereby as necessary to protect the security of this Mortgage.

All expenses (including receiver's fees, counsel fees, costs and agent's compensation) incurred pursuant to the powers contained in this paragraph 7 shall be secured hereby.  Grantor agrees that exercise of such powers and disposition of funds pursuant to this paragraph 7 shall not constitute a waiver of any foreclosure once commenced nor preclude the later commencement of foreclosure for breach hereof.  The right to enter and take possession of said property, to manage and operate the same, and to collect the rents, issues and profits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independent thereof.  Grantor agrees that any proceeds of the Security received by Grantee, including but not limited to foreclosure sale proceeds, insurance proceeds and condemnation proceeds may be applied by Grantee, whether or not there is a default hereunder, to any one or more of the Obligations secured hereby, regardless of whether any of such Obligations are matured or unmatured, as the Grantee may, in its sole discretion, determine.

8.           Further Advances by Grantee and Future Obligations of Grantor.  Upon request of Grantor, Grantee may from time to time, at its sole option, make further advances to Grantor to be secured hereby and Grantor and Grantee may, at their option, enter into additional Loan Documents to be secured hereby with respect to existing or future Obligations of Grantor to Grantee, provided, however, that the total principal of the Obligations secured hereby and remaining unpaid, including any such advances and future Obligations but excluding protective advances, shall not at any time exceed the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00).  Grantor shall execute and deliver to Grantee a note or other agreement evidencing each and every such further advance or future Obligations, which Loan Documents shall contain such terms and conditions as Grantee may require.  Grantor shall pay when due all such further advances and future Obligations with interest and other charges thereon, as applicable, and the same, and each of the Loan Documents evidencing the same, shall be secured hereby.  All provisions of this Mortgage shall apply to each further advance as well as to all other indebtedness secured hereby.  Nothing herein contained, however, shall limit the amount secured by this Mortgage if such amount is increased by advances made by Grantee to protect or preserve the Security, as herein elsewhere provided.  If this Mortgage secures a Guaranty from Grantor to Grantee with respect to the obligations or liabilities of the Principal Debtor to Grantee which include future obligations or liabilities in an unlimited amount (an "Unlimited Guaranty"), nothing contained in this paragraph shall be deemed to limit the amount of the Principal Debtor's obligations guaranteed by the Unlimited Guaranty and this Mortgage shall secure all Grantor's obligations pursuant to said Unlimited Guaranty up to the limit of $2,500,000.00.  The word "Grantor" as used in this paragraph includes any successor to the Grantor in ownership of the Premises.

9.           Delay in Exercise of Rights.  No delay of Grantee in exercising any right or remedy hereunder, or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any default hereunder.

10.         Grantee's Rights.  Without affecting the liability of Grantor or any other person (except any person expressly released in writing by Grantee) for payment of any indebtedness secured hereby or for performance of any obligation contained herein, and without affecting the rights of Grantee with respect to any security not expressly released in writing.  Grantee may at any time and from time to time, either before or after the maturity of said note and without notice or consent:

a.	Release any person liable for payment of all or any part of the indebtedness or for performance of any obligation.

b.
Make any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof.

c.	Exercise or refrain from exercising or waive any right Grantee may have.

d.	Accept additional security of any kind.

e.	Release or otherwise deal with any property, real or personal, securing the indebtedness, including all or any part of the Security mortgaged hereby.

11.           Primacy of Mortgage Lien.  All rights of the Grantee under any agreement hereafter made by Grantor and Grantee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance on any Security, to the extent allowed by law.

12.           Maintenance; Construction on the Premises.  Grantor shall maintain and preserve in good order and repair the parking areas, common areas, passageways and drives, now or hereafter existing on the mortgaged Premises.  No building or other structure shall be erected upon the Premises, nor shall any new building or any addition to an existing building be erected thereon, without the prior written consent of Grantee.

13.           Bankruptcy and Related Matters.  Grantee, at its option, may accelerate the maturity of the indebtedness secured by this Mortgage, and may exercise any one or more default remedies, including foreclosure of this Mortgage (a) in the event any owner of the mortgaged Premises during the period of such ownership shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for itself or for any substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (b) if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against such owner, in which an order for relief is entered or which remains undismissed for a period of thirty days or more; or (c) if such owner by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for itself or for any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty days or more.

14.           Security Interest; Notice; Remedies.  The Grantor further covenants and agrees that this Mortgage shall constitute a security agreement with respect to any and all machinery, equipment, chattels, articles of personal property, receivables, contract rights, awards, and fixtures described and included in this Mortgage, including all leases and tenancies assigned hereby, and all rental and other income therefrom, and all additions, accessions, substitutions and replacements thereto and therefor, and all proceeds thereof, all of which are included in the Security, but are sometimes hereinafter referred to separately as the "Collateral", and Grantor hereby grants and conveys to Grantee, its successors and assigns, a security interest therein.  This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all Collateral.  Grantor agrees to execute, deliver and bear the expenses of such financing and continuation statements and such other instruments as Grantee may reasonably require to maintain its priority of security in the Collateral from time to time.  Should Grantor default in any term, condition or covenant of this Mortgage, then, upon acceleration of the indebtedness secured hereby, the Grantee may, at its discretion, require the Grantor to assemble the Collateral and make it available to the Grantee at a place reasonably convenient to both parties to be designated by the Grantee.  The Grantee shall give the Grantor notice, by registered mail, postage prepaid, of the time and place of any public sale of any of the collateral or of the time of any private sale or other intended disposition thereof; which notice is to be sent to the Grantor at least five (5) days before the time of the sale or other disposition, which provisions for notice the Grantor and Grantee agree are reasonable; provided, however, that nothing herein shall preclude the Grantee from proceeding as to both real and personal property in accordance with Grantee's rights and remedies in respect of the Security.  Grantee shall have all of the remedies of a secured party under the Uniform Commercial Code as now in effect in the State of Maine, and such further remedies as may from time to time hereafter be provided in Maine for a secured party.  Grantor agrees that all rights of Grantee as to said Security, and as to all appurtenances thereto, may be exercised together or separately, and further agrees that in exercising its power of sale as to said Security, and rights and interests appurtenant thereto, the Grantee may sell the Collateral or any part thereof, either separately from or together with the said Premises, all appurtenances thereto, or any part thereof, all as the Grantee may in its discretion elect.  This Mortgage is a construction mortgage within the meaning of the Maine Uniform Commercial Code, particularly Section 9-313 of Article 9 thereof, and shall have the priority and all other benefits given to a construction mortgage by said Code as it may now exist and as it may hereafter be amended.

15.           Certain Terms of Foreclosure Sale.  At any foreclosure sale, any combination, or all, of the Security given to secure the indebtedness secured hereby, may be offered for sale for a single price, and the proceeds of such sale may be accounted for in one account without distinction between the items of security and without assigning to them any proportion of such proceeds, Grantor hereby waiving the application of any doctrine of marshalling; and, in case the Grantee, in the exercise of the power of sale herein given, elects to sell in parts or parcels, such sales may be held from time to time, and the power shall not be fully executed until all of the Security not previously sold shall have been sold.

16.           Financial Records of the Premises.  Grantor shall maintain full and correct books and records showing in detail the earnings and expenses of the Security; will permit the Grantee and its representatives to examine said books and records and all supporting vouchers and data at reasonable times upon request by the Grantee at the principal office of Grantor or at the mortgaged Premises, and Grantor hereby agrees to furnish to Grantee within one hundred twenty (120) days after the close of each fiscal year an annual financial statement of the operation of the Security reflecting income (including sources thereof) and expenses, such statement to be prepared by a certified accountant or other competent party satisfactory to Grantee.

17.           Statement of Balances and Defenses.  Within seven (7) days after a request made in person, or within ten (10) days after a request made by mail, Grantor shall furnish a duly acknowledged written statement to Grantee, setting forth the amount of the debt secured by this Mortgage, and stating either that no offsets or defenses exist against the mortgage debt, or, if such offsets or defenses are alleged to exist, the nature thereof.

18.           Grandfathered Uses.  If at any time the then existing use or occupancy of the mortgaged Premises shall, pursuant to any zoning or other law, ordinance or regulation, be permitted only so long as such use or occupancy shall continue, that Grantor shall not cause or permit such use or occupancy to be discontinued without the prior written consent of the Grantee.

19.           Loan Agreement.  Grantor shall well and truly perform, or cause to be performed, in a punctual manner, all the terms, conditions and agreements that are the obligation of Grantor contained in the Loan Agreement of even date herewith between Grantor and Grantee.

20.           Escrow for Taxes and Insurance.  Grantor shall, upon written request therefor by Grantee to Grantor, which request may be withdrawn and remade from time to time at the discretion of Grantee, pay to Grantee on a monthly basis as hereafter set forth a sum equal to the municipal and other governmental real estate taxes, other assessments next due on the real property described in this Mortgage and all premiums next due for fire and other casualty insurance required of Grantor hereunder, less all sums already paid therefor, divided by the number of months to elapse not less than one (1) month prior to the date when said taxes and assessments will become delinquent and when such premiums will become due.  Such sums as estimated by Grantee shall be paid with monthly payments of interest due pursuant to the terms of the indebtedness secured by this Mortgage and such sums shall be held at no interest by Grantee to pay said taxes, assessments and premiums before the same become delinquent.  Grantor agrees that should there be insufficient funds so deposited with Grantee for said taxes, assessments and premiums when due, it will upon demand by Grantee promptly pay to Grantee amounts necessary to make such payments in full; any surplus funds may be applied toward the payment of the indebtedness secured by this mortgage or credited toward future such taxes, assessments and premiums; if Grantee shall have commenced foreclosure proceedings, the Grantee may apply such funds toward the payment of the mortgage indebtedness without causing thereby a waiver of any rights, statutory or otherwise, and specifically such application shall not constitute a waiver of the right of foreclosure hereunder.  Grantor hereby assigns to Grantee all the foregoing sums so held hereunder for such purposes.

21.           Financial Statements.  In addition to the financial statements required of Grantor under paragraph 16 hereof, Grantor hereby covenants and agrees to deliver or cause to be delivered to Grantee, the financial statements and tax returns required under the terms of the Loan Agreement of even date herewith.

22.           Leases and Tenancies.  Grantor shall submit to the Grantee for Grantee's examination and approval in writing prior to the execution, delivery and commencement thereof, all leases, tenancies and occupancies of the Premises mortgaged hereby and any part thereof; any such leases, tenancies and occupancies, not so approved, shall not be valid; and Grantor at its cost and expense, upon request of Grantee, shall cause any parties in possession of the premises under any such leases, tenancies and occupancies, not so approved, to vacate the premises immediately; and Grantor acknowledges that Grantee may from time to time at its option enter upon the mortgaged Premises and take any other action in court or otherwise to cause such parties to vacate the Premises; the costs and expenses of Grantee in so doing shall be paid by Grantor to Grantee on demand thereof and shall be part of the Obligations secured by this Mortgage as costs and expenses incurred to preserve and protect the security; such rights of Grantee shall be in addition to all its other rights as Mortgagee, including the right of foreclosure, for breach by Grantor in the requirements of this paragraph.

23.           Sale or Encumbrance of the Premises  It is an additional condition of this Mortgage, for breach of which foreclosure may be claimed, and for breach of which all indebtedness secured hereby may be declared due and payable at once, that, without Grantee's prior written consent, neither the Grantor nor any subsequent owner of the Premises mortgaged hereby shall convey, mortgage, sell, contract to sell or otherwise transfer or encumber the title, ownership, right of possession, or any other interest in the mortgaged Premises, or in any part thereof, nor shall any interest in said Premises pass from Grantor or from any subsequent owner, either voluntarily, involuntarily, by operation of law or otherwise.  The conditions of this paragraph shall continue until all indebtedness and obligations secured hereby are satisfied.  Permission given or election not to foreclose or accelerate said indebtedness made by Grantee, its successors or assigns, as to any one such event, shall not constitute a waiver of any rights of Grantee, its successors or assigns, as to any subsequent such event, as to which this condition shall remain in full force and effect.  The title as used herein shall mean the estate of the Grantor subject to the lien of this Mortgage.  Any change in the legal or equitable title of the Premises or in the beneficial ownership of the Premises, whether or not of record, and whether or not for consideration or sale or other disposition of the stock of, or general partnership interest in, Grantor, if Grantor is a corporation or a partnership, shall be deemed a sale of the Premises and without the prior written consent of Grantee shall constitute a default herein by Grantor.

24.           Hazardous Substances.

a.    Grantor covenants that it has not discharged, dumped, installed, stored, used, treated, transported, disposed or maintained, and shall neither discharge, dump, install, store, use, treat, transport, dispose or maintain, nor allow, suffer or permit others to discard, dump, install, store, use, treat, transport, dispose or maintain toxic, hazardous, or radioactive substances, materials or wastes, including, without limitation, all of the following: (a) asbestos in any form; (b) urea formaldehyde foam insulation; (c) transformers or other equipment which contain dielectric fluid containing any level of polychlorinated biphenyls or (d) any other chemical, material or substance which is prohibited, limited, or regulated by any federal, state, county, regional, local, or other governmental authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the occupants of the Premises or the owners of property adjacent to the Premises (all of which are referred to collectively herein as "Hazardous Substances"), in or on the mortgaged Premises; Grantor further covenants that the Premises do not contain, and Grantor shall not permit the Premises to contain, any Hazardous Substances, and that the Premises are not now being used and never have been used for any activities directly or indirectly involving the use, generation, treatment, storage, transportation or disposal of any Hazardous Substances, and that neither the Premises nor the Grantor is the subject of any existing, pending or threatened investigation or inquiry by, or of any remedial order or obligation issued by or at the behest of, any governmental authority under any law, rule or regulation pertaining to health or the environment.  Grantor shall at all times keep the Premises free from any Hazardous Substances.  If Grantor fails to take with diligence any action required by Grantee or by any governmental entity with respect to the clean-up of any Hazardous Substances, materials or wastes on the Premises, Grantee, at its option, may enter upon the Premises, retain such experts and consultants at the expense of Grantor and take such action as Grantee deems advisable, and Grantee may advance such sums of money as it deems necessary with respect to the clean-up of any such substances, materials or wastes on the Premises;  Grantor shall pay to Grantee immediately and upon demand, all sums of money advanced or expended by Grantee pursuant to this paragraph, together with interest on each such advancement at the highest rate of interest per annum (including any default interest rate) required by any of the Loan Documents secured hereby, and all such sums, and the interest thereon, shall be secured hereby, as sums spent to preserve and protect the Security.

b.    The Grantor shall indemnify the Grantee and hold the Grantee harmless from and against all loss, damage, and expense (including, without limitation, attorney fees and costs incurred in the investigation, defense, and settlement of claims) that the Grantee may incur as a result of or in connection with the assertion against the Grantee of any claim relating directly or indirectly, in whole or in part, to the presence of or removal of any Hazardous Substances, or relating to any activity on or off the Premises, whether prior to or during the term of this loan, and whether such activity was carried on by the Grantor or any predecessor in title or any employees, agents, contractors, or third parties, if such activity involved Hazardous Substances, in whole or in part, directly or indirectly, or noncompliance with any federal, state or local laws, regulations, or orders relating thereto.

c.    The Grantor shall promptly notify the Grantee in writing of any order or pending or threatened action by any regulatory agency or other governmental body, or any claims made by any third party, relating to Hazardous Substances on or emanating from the Premises, and shall promptly furnish the Grantee with copies of any correspondence and legal pleadings in connection therewith.

d.    The Grantee shall have the right, but shall not be obligated, to notify any state, federal or local governmental authority of information which may come to its attention with respect to Hazardous Substances on or emanating from the Premises and Grantor irrevocably releases Grantee from any claims of loss, damage, liability, expense or injury relating to or arising from, directly or indirectly, any such disclosure, but Grantee does not hereby release Grantor from any claims, loss, damage, expense, injury, or any other matter in connection therewith, all of which claims, loss, damage, expense, injury and other matters of Grantee are hereby expressly reserved and preserved.

e.    At any time during the term of this loan the Grantee may require the Grantor to provide the Grantee, at the expense of the Grantor, written reports of inspections or audits of the Premises, prepared by a qualified consultant approved by Grantee, certifying as to the presence or absence of Hazardous Substances, or to permit the Grantee to so inspect or audit the Premises at the Grantor's expense, and Grantor hereby grants Grantee, its employees, agents and independent contractors, the right to enter upon the Premises for the purpose of conducting tests, soil borings, the installation of monitoring wells and such other tests as Grantee deems necessary or desirable.

f.    The liability of the Grantor to the Grantee under the covenants of this section is not limited by any exculpatory provision in any Loan Document and shall survive any assignment, transfer, discharge or foreclosure of this Mortgage or any transfer of the Premises by deed in lieu of foreclosure, and any one or more transfers of the Premises by deed or otherwise, by whomsoever made, it being the intent hereof that Grantee may seek recourse against Grantor hereunder after any number of such transfers or other events.

25.           Condominium or Development of Premises.  Grantor further covenants and agrees that, without the prior written consent of Grantee herein, no part of the Premises herein mortgaged shall be declared, or become the subject of, a condominium under the Maine Condominium Act, as it may be amended or supplemented, or become the subject of any covenants or restrictions, or any planned unit development, or any other type of development that would control or restrict the uses to which the Premises may be put or the scheme or arrangement of its development or the design, location or character of its buildings or improvements, or which would impose obligations or assessments of any type upon any owners or tenants of the Premises, or upon any other parties who may use or enjoy the Premises.

26.           Effect of Consents and Waivers.  No express or implied consent to, or waiver of, any default of Grantor by Grantee shall be construed as a consent to, or waiver of, any other default.  No consent to, or waiver of, any default, or any other indulgence, shall be effective unless expressed in writing by Grantee.  Grantor agrees for itself, its successors and assigns, that the acceptance, before the expiration of the right of redemption and after the commencement of foreclosure proceedings of this Mortgage, of insurance proceeds, eminent domain awards, rents or anything else of value to be applied on or to the mortgage indebtedness by Grantee or any person or party holding under it shall not constitute a waiver of such foreclosure, and this agreement by Grantor shall be that agreement referred to in Section 6204 of Title 14 of the Maine Revised Statutes of 1964 as necessary to prevent such waiver of foreclosure.  This agreement by Grantor is intended to apply to the acceptance and such application of any such proceeds, awards, rents and other sums or anything else of value whether the same shall be accepted from, or for the account of, Grantor or from any other source whatsoever by Grantee or by any person or party holding under Grantee at any time or times in the future while any of the Obligations secured hereby shall remain outstanding.

27.           Indemnification.  The Grantor shall indemnify, defend, and hold the Grantee harmless of and from any claim brought or threatened against the Grantee by the Grantor, by any guarantor or endorser of the indebtedness secured hereby, or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Security or any Loan Document, including, without limitation, on account of the Grantee's relationship with the Grantor or any other such guarantor or endorser (each of which claims may be defended, compromised, settled, or pursued by the Grantee with counsel of the Grantee's selection, but at the expense of the Grantor.  The within indemnification shall survive payment and performance of this Mortgage and any termination, release, or discharge executed by the Grantee in favor of the Grantor.

28.           Prior and Junior Liens.  If any portion of the Premises or the Security shall at any time be subject to any mortgage, security interest, lien or encumbrance whether prior to this Mortgage ( a "Prior Lien") or junior in priority to this Mortgage (a "Junior Lien") the provisions of this paragraph shall apply.  The existence of this paragraph shall not be deemed to imply any consent or approval or agreement by Grantee to allow any Prior Lien or Junior Lien upon any part of the Premises or the Security, or an exception to the Grantor's covenants under paragraph 1 above or of the condition described in paragraph 23 above.

a.    Grantor shall perform, or cause to be performed, when due, all obligations of the Grantor in any document relating to or secured by any Prior Lien or any Junior Lien, to perform all statutory or other conditions of said documents, and shall pay or cause to be paid, when due, all indebtedness secured thereby.  Grantor hereby agrees that a default in the terms of any document relating to or secured by any Prior Lien or any Junior Lien, shall constitute a default under this Mortgage.

b.    If an event of default shall have occurred under any document relating to or secured by a Prior Lien, then in addition to any other rights and remedies available to Grantee, Grantee may, but need not, make any payment or perform any act required under any document relating to or secured by a Prior Lien, in any form and manner deemed expedient by Grantee, and may, but need not, make full or partial payments of principal or interest secured by any Prior Lien, and purchase, discharge, compromise or settle the Prior Lien and/or the other documents secured thereby, and in the event Grantee shall make any such payments to the holder of the Prior Lien, Grantee shall be subrogated to all of the right, title, interest and privilege which before said payment were vested in the holder of such Prior Lien, as the case may be, and that upon such payment, this Mortgage shall be, to the extent of payment so made, a valid lien subrogated as aforesaid upon the Premises and/or the Security.

c.    Notwithstanding any other provisions in this Mortgage, if pursuant to any document relating to a Prior Lien, insurance proceeds in respect of any damage or destruction or any award or payment applicable to a taking by eminent domain is applied against any obligation secured by any Prior Lien, as the case may be, Grantee may forthwith demand payment in full of the Obligations secured hereby due and payable at any time thereafter unless the Premises remaining after such taking or damage or destruction is sufficient in Grantee's sole judgement to adequately secure the payment of the Obligations secured hereby.

d.    Grantor shall not enter into any agreement by which the terms or conditions of any document relating to any Prior Lien or any Junior Lien are waived, modified, varied, extended or renewed without the prior written consent of Grantee and, further, Grantor shall not enter into any agreement by which the terms of payment of any indebtedness secured by Prior Lien or Junior Lien are waived, modified, or deferred or delayed or increased or reduced in rate or amount without the prior written consent of Grantee, and if any such action be taken by written agreement or oral understanding, without the prior written consent of Grantee, Grantee, at its option, may consider such event a default under this Mortgage, entitling Grantee to exercise any and all default remedies hereunder or otherwise available to it.

29.           Further Documentation.  Grantor shall at all times do and perform all acts and things necessary or appropriate (or which Grantee may reasonably deem necessary or appropriate) to effectuate more fully the purposes of this Mortgage and the agreements set forth herein or in any other documents associated with any indebtedness secured hereby, upon request therefor by Grantee.  Grantor shall promptly execute and deliver to Grantee on demand any further instruments or documentation which Grantee may reasonably deem necessary or appropriate in order to create, maintain, perfect, ensure the first priority of or otherwise effectuate any of Grantee's security interests, mortgage interests, liens, rights or interests created or to be created in connection with the debt secured hereby, including without limitation such specific assignments of security, mortgages, UCC financing statements, assignments, pledges, and other documents as Grantee shall request.  Grantor shall perform any and all steps requested by Grantee to perfect Grantee's security interest in the Collateral, such as placing and maintaining signs, appointing custodians, executing and filing financing or continuation statements in form and substance satisfactory to Grantee, and delivering to Grantee any documents, chattel paper, instruments, drafts, notes, and other forms of obligations owing to Grantor and in which Grantee has a security interest, endorsed to the order of Grantee at Grantee's request.

30.           Captions.  The use of paragraph headings in this document is for purposes of convenience only, and no caption or paragraph heading shall affect in any way the interpretation, meaning or construction of this document.

Under the terms and provisions of one or more of the Loan Documents which this Mortgage secures and under the terms and provisions of any future or further advances secured hereby, the interest rate payable thereunder may be variable.  THE PURPOSE OF THIS PARAGRAPH IS TO PROVIDE RECORD NOTICE OF THE RIGHT OF GRANTEE, ITS SUCCESSORS AND ASSIGNS, TO INCREASE OR DECREASE THE INTEREST RATE ON ANY INDEBTEDNESS SECURED HEREBY WHERE THE TERMS AND PROVISIONS OF SUCH INDEBTEDNESS PROVIDE FOR A VARIABLE INTEREST RATE.

NOTWITHSTANDING any provision hereinabove to the contrary, the Grantor acknowledges that one or more of the Loan Documents which this Mortgage secures may be a demand obligation which entitles the holder thereof after such date to make demand of the unpaid principal balance thereof with interest thereon and any other charges described hereinabove at any time and for any reason at the sole discretion of the holder thereof.

The covenants and agreements herein contained shall bind, and the benefits and advantages thereof shall inure to, the respective heirs, executors, administrators, successors and assigns of the Grantor and Grantee.  Wherever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders.  If more than one party executes this Mortgage as a Grantor, then the promises, obligations and liabilities of each such party to Grantee hereunder shall be joint and several promises, obligations and liabilities to Grantee, its successors and assigns.  This Mortgage shall be governed in all respects in accordance with the laws of the State of Maine.

No determination that any obligation or portion of this Mortgage and Security Agreement is invalid or unenforceable under law shall affect in any way the validity or enforceability of any other obligations or portions hereof.

THIS MORTGAGE is on the STATUTORY CONDITION and upon the further condition of full and seasonable compliance of the Grantor with all of the preceding terms, conditions, covenants and agreements, for any breach of which: (a) the Grantor shall be in default hereunder, (b) the Grantee shall have the right of foreclosure and any and all other rights and remedies given to a Mortgagee and Secured Party under the law of Maine, this Mortgage and Security Agreement and any document it secures; and (c) the Grantee and Grantee's successors and assigns shall also have THE STATUTORY POWER OF SALE  pursuant to the applicable provisions of Titles 14 and 33 of the Maine Revised Statutes of 1964, as said Statutes have been and shall be amended, and in connection therewith, Grantor acknowledges that this Mortgage is given primarily for a business, commercial or agricultural purpose.  The parties herein agree that any sale conducted pursuant to the Statutory Power of Sale may, at Grantee’s option, be conducted at or near the premises, at Grantee’s principal place of business in the State of Maine, or at any branch office of Grantee in York County, Maine.  The word "Grantee" as used in this paragraph includes any successor to the Grantee in ownership of this Mortgage.  No remedy herein conferred on the Grantee is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing.  The failure to exercise any right or remedy shall in no event be construed as a waiver or release thereof.  Any failure by the Grantee to insist upon strict performance by Grantor of any of the terms or provisions of this Mortgage shall not be deemed to be a waiver of any terms or provisions of this Mortgage and the Grantee shall have the right thereafter to insist upon strict performance by Grantor of any and all of such terms and provisions.

IN WITNESS WHEREOF, the Grantor has duly executed this instrument, under seal, this 13th day of February 2009.

WITNESS:	FLOTATION TECHNOLOGIES, INC.

By: /s/ David Capotosto
David Capotosto Its President

STATE OF MAINE

York, ss.

Upon this 13th day of February, 2009, then before me personally appeared the above-named David Capotosto, President of FLOTATION TECHNOLOGIES, INC., and acknowledged the foregoing instrument to be his free act and deed and in his capacity of said corporation.

/s/ David J. Jones
Attorney at Law David J. Jones

Schedule A

Two certain lots or parcels of land, together with improvements thereon, situated in Biddeford on the westerly side of Morin Street, Biddeford, York County, Maine being more particularly bounded and described as follows:

Parcel I

BEGINNING at a found iron rod located on the westerly sideline of Morin Street, said iron rod marking the southeasterly corner of lot 9 and the northeasterly corner of Lot 8 as shown on a "Plan of the Biddeford Industrial Park, Biddeford, Maine by Wells Engineering, Inc.,” dated July 1, 1977, approved by the Biddeford Planning Board on July 1, 1977 and recorded with the York County Registry of Deeds in Plan Book 87, Page 37 (“1977 Plan”) and as shown on a plan entitled “Subdivision Amendment of Lots 8 & 9” prepared by Paul P. Gadbois Engineering and Surveying Company, approved by the City of Biddeford Planning Department on July 2, 2008, and recorded with the York County Registry of Deeds in Plan Book 330, Page 32 (“2008 Plan”);

THENCE running N 85° 44' 00’’ W a distance of 442.63 feet to an iron rod at land now or formerly of the Boston & Maine Railroad;

THENCE turning and running in a general northeast direction along a curve to the right, by said land of the Boston & Maine Railroad, a distance of 345.77 feet to an iron rod and land now or formerly of Correct Holdings, LLC, as shown on the 2008 Plan;

THENCE turning and running S 84° 49' 00” E a distance of 473.54 feet to an iron rod at the northwesterly sideline of said Morin Street;

THENCE S 5° 11' 00” W, along said Morin Street, a distance of 337.07 feet to found iron rod and the point of BEGINNING.

Meaning and intending to describe Lot 9 as shown on a "Plan of the Biddeford Industrial Park, Biddeford, Maine by Wells Engineering, Inc., dated July 1, 1977, approved by the Biddeford Planning Board on July 1, 1977 and recorded in the York County Registry of Deeds in Plan Book 87, Page 37.

Parcel I is subject to:

Such state of facts disclosed on the Plan of Biddeford Industrial Park, Biddeford, Maine prepared by Wells Engineering, Inc. dated July 1, 1977, and recorded in the York County Registry of Deeds in Plan Book 87, Page 37.

Terms, conditions and restrictions set forth in the deed from the City of Biddeford to V. P. Winter Distributing Co. dated February 15, 1984, and recorded in said Registry of Deeds in Book 3245, Page 194, as said terms were amended by an Amendment to Covenants to Biddeford Industrial Park dated June 14, 1999, and recorded in the York County Registry of Deeds in Book 9535, Page 24 and dated October 26, 2001, and recorded in said Registry in Book 11083, Page 45.

Rights and easements granted to Central Maine Power Company and New England Telephone and Telegraph Company by instrument dated June 4, 1984, and recorded in said Registry of Deeds in Book 3351, Page 57.

Title reference for Parcel I is made by a Deed from The Lynch Realty Group, LLC to Flotation Technologies, Inc. dated August 21, 2007, and recorded in the York County Registry of Deeds in Book 15242, Page 311.

Parcel II

BEGINNING at a found iron rod located on the westerly sideline of Morin Street, said iron rod marking the southeasterly corner of land conveyed to Flotation Technologies, Inc., by deed recorded in the York County Registry of Deeds in Book 15242, Page 311;

THENCE running S 05°-11’ 00” W along the westerly sideline of said Street a distance of 5.29 feet to an iron rod to be set;

THENCE turning and running S 76° 08’ 34” W along remaining land now or formerly of Morin Maine, LLC a distance of 448.41 feet to an iron rod to be set on the easterly sideline of land of Boston and Maine Rail Road;

THENCE turning and running N 03° 16’ 00” W along the easterly sideline of said Rail Road land a distance of 23.13 feet to a point;

THENCE turning and running N 01° 59’ 00” W continuing along the easterly sideline of said Rail Road land a distance of 122.58 feet to a point located on the southerly sideline of land now or formerly of Flotation Technologies;

THENCE turning and running S 85° 44’ 00” E along the southerly sideline of said Flotation Technologies land a distance of 89.88 feet to a found iron rod;

THENCE turning and running S 85° 44’ 00” E continuing along the southerly sideline of said Flotation Technologies land a distance of 352.75 feet to the found iron rod and the point of BEGINNING.

The above described parcel containing 33,450 square feet, more or less. The bearings were derived from the 1977 Plan.

SUBJECT TO a drainage easement for the benefit of remaining land now or formerly of Morin Maine, LLC and being more particularly described as follows:

BEGINNING at a point located on the easterly sideline of said Rail Road land, said point marking the southwesterly corner of Lot # 9 as shown on said Plan;

THENCE turning and running S 85° 44’ 00” E along the southerly sideline of Flotation Technologies land a distance of 16.88 feet to a point,

THENCE turning and running S 33° 04’ 44” E a distance of 145.55 feet to a point;

THENCE turning and running S 76° 08’ 34” W a distance of 93.43 feet to an iron rod to be set on the easterly sideline of said Rail Road land;

THENCE turning and running N 03° 16’ 00” W along the easterly sideline of said Rail Road land a distance of 23.13 feet to a point;

THENCE turning and running N 01° 59’ 00” W continuing along the easterly sideline of said Rail Road land a distance of 122.58 feet to the point of BEGINNING.

Title reference for Parcel II is made to a parcel of land conveyed to Flotation Technologies, Inc, from Morin Maine, LLC dated July 31, 2008 and recorded in the York County Registry of Deeds in Book 15478, Page 749.

The above described Parcels I and II are depicted as Lot 9 on a plan entitled “Subdivision Amendment of Lots 8 & 9” prepared by Paul P. Gadbois Engineering and Surveying Company, approved by the City of Biddeford Planning Department on July 2, 2008, and recorded with the York County Registry of Deeds in Plan Book 330, Page 32.